UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Pinnacle Foods Finance LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-148297

Delaware	20-8720036
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Old Bloomfield Avenue

Mt. Lakes, New Jersey 07046

(Address of principal executive offices, including zip code)

(973) 541-6620

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 27, 2010, Pinnacle Foods Finance LLC (the “Company”) announced that Chris L. Kiser, Executive Vice President-Chief Customer Officer, will be resigning from the Company, effective October 8, 2010. Mr. Kiser’s resignation will be treated as a voluntary resignation under the Employment offer letter dated December 11, 2003, and the Severance benefit letter dated October 7, 2008. For a complete description of the Employment offer letter and the Severance benefit letter, please see Exhibits 10.28 and 10.29 to the Company’s Annual Report on Form 10-K filed on March 3, 2009.

On October 1, 2010, the Company announced the promotion of Raymond J. O’Brien, 56, to the position of Executive Vice President-Sales and Chief Customer Officer, reporting directly to Robert J. Gamgort, Chief Executive Officer. Mr. O’Brien joined the Company in 2006 and most recently was Senior Vice President-General Manager, Specialty Foods Division. Prior to joining the Company, Mr. O’Brien was a founding partner for S&H Solutions, a customer relations management consulting firm. Mr. O’Brien has more than 25 years of sales, marketing and general management experience at Nabisco, Campbell Soup Company, and Entenmann’s. The Company also announced that Anthony C. Landretti, 43, who joined the Company in 2004 has been promoted to Senior Vice President-General Manager, Specialty Foods Division, reporting directly to Mr. Gamgort, succeeding Mr. O’Brien in that role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

Pinnacle Foods Finance LLC

By:	/S/ CRAIG STEENECK
Name:	Craig Steeneck
Title:	Executive Vice President and Chief Financial Officer

Date: October 1, 2010